                                                                    Exhibit 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report of Barton Protective Services Incorporated and subsidiary dated December 19, 2003, (except Note 9, as to which the date is June 11, 2004)
in the Registration Statement (Form S-4, No. 333-00000) and related Prospectus of Spectaguard Acquisition LLC for the registration of $180,000,000 of its
11.375% Senior Subordinated Notes due July 15, 2011.

                                                           /s/ Ernst & Young LLP

Atlanta, GA
September 16, 2004